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                                  EXHIBIT 99.1

                           ABS Term Sheets provided by
                    First Tennessee Bank National Association







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FIRST HORIZON HOME LOANS
FHASI 2004-2
SUBORDINATE BONDS BID SHEET


                           Combined Pool
                           -------------

Pricing Date              2/6/2003
Closing Date              3/30/2004
Projected Pool Balance   302,457,000
AAA Underwriter         FTN FINANCIAL
AAA Rating Agencies     S&P, Moody's, or Fitch
Sub Rating Agency       S&P, Moody's, or Fitch


             30YR JUMBO FIXED RATE LOANS                                   15YR JUMBO FIXED RATE LOANS

Total 30yr loans                    190,000,000     +-5.0%        Total 15yr loans            50,000,000      +-5.0%
PO-Retained by FHHLC                    647,000                   PO-Retained by FHHLC           143,000
--------------------                                              --------------------
"AAA" Amount @ 2.65%               $184,318,000     +-5.0%        "AAA" Amount @  2.65%      $48,532,000      +-5.0%
Gross WAC                                 5.880     +-.10         Gross WAC                        5.230      +-.10
Wtd Avg Servicing Fee                     0.250    +-.025         Wtd Avg Servicing Fee            0.250     +-.025
AAA Coupon                                 5.50%                  AAA Coupon                       4.75%
WAC Range                                 200.0       max         WAC Range                        200.0       max
WAM                                         358       +-2         WAM                                178        +-2
WALTV                                        68%    +-5.0         WALTV                              62%      +-5.0
**All loans over 80% have PMI                                     **All loans over 80% have PMI
Average Loan Balance                  $ 500,000  +-$25000         Average Loan Balance          $510,000   +-$25000
Full/Alt Doc                               90.0%    min           Full/Alt Doc                     90.0%      min
SF/PUD                                     90.0%    min           SF/PUD                           90.0%      min
Owner Occupied                             90.0%    min           Owner Occupied                   90.0%      min
Investor Properties                        5.00%    max           Investor Properties              5.00%      max
Average FICO                                725    +-15           Average FICO                      725       +-15
Pct California                             39.9%    max           Pct California                   24.9%      max

Subordination                              2.65%    +-.50
Expected Rating Agencies S&P, Moody's, and/or Fitch (2 out of 3)
All three pools cross collateralized


           CALLED JUMBO LOANS

Total 15yr loans                     62,457,000
PO - Retained by FHHLC
----------------------
"AAA" Amount @                2.65% $60,801,890
Gross WAC                                  7.33
Wtd Avg Servicing Fee                      0.25
AAA Coupon                                 7.08%
WAC Range                              TBD
WAM                                    TBD
WALTV                                  TBD
**All loans over 80% have PMI
Average Loan Balance                   TBD
Full/Alt Doc                           TBD
SF/PUD                                 TBD
Owner Occupied                         TBD
Investor Properties                    TBD
Average FICO                           TBD
Pct California                         TBD

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